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EXHIBIT 21.1

List of Company Subsidiaries

        Mellanox Technologies, Inc., a California corporation, formed on March 5, 1999, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

        Mellanox Technologies TLV Ltd. (formerly known as Voltaire Ltd.), incorporated on April 9, 1997, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

        Mellanox Technologies UK, Ltd. (formerly known as Voltaire (UK), Ltd.) incorporated on May 17, 2007, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

        Mellanox Technologies Japan K.K. (formerly known as Voltaire Japan K.K.) incorporated on January 23, 2007, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

        Mellanox Technologies Distribution, Ltd., incorporated on March 3, 2011, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

        Mellanox Federal Systems, LLC, incorporated on April 25, 2012, is the wholly-owned subsidiary of Mellanox Technologies, Inc.

        Beijing Mellanox Technologies Co. Ltd., incorporated on June 29, 2012, is the wholly-owned subsidiary of Mellanox Technologies, Ltd.

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  EXHIBIT 21.1
List of Company Subsidiaries